UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2023, Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Surgalign SPV, Inc. (“Surgalign SPV”), a Delaware corporation and wholly owned subsidiary of Surgalign Spine Technologies, Inc., a Delaware corporation (“Seller”), Seller and Surgalign Holdings, Inc., a Delaware corporation, pursuant to which Seller agreed to sell to the Company, and the Company agreed to purchase from Seller, all of the issued and outstanding shares of common stock of Surgalign SPV, which shares constitute all of the outstanding equity of Surgalign SPV, for an aggregate purchase price of $17.0 million in cash (the “Purchase Price”). The closing contemplated by the Equity Purchase Agreement occurred on February 28, 2023 (the “Closing”).

Immediately prior to the Closing, Seller and its affiliates transferred and assigned to Surgalign SPV, a privately held, newly formed entity, certain intellectual property, contractual rights and other assets related to the design, manufacture, sale and distribution of its Coflex® and CoFixTM products in the United States (the “Coflex Business”). The Coflex® and CoFixTM products have been approved by the U.S. Food and Drug Administration for the treatment of moderate to severe lumbar spinal stenosis in conjunction with decompression and provide minimally invasive, motion preserving stabilization. It is estimated that total unaudited revenues from the Coflex® and CoFixTM product lines were $14.5 million for the year ended December 31, 2022.

In conjunction with the Equity Purchase Agreement, on February 28, 2023, the Company entered into a Transition Services Agreement (“Transition Services Agreement”) with Surgalign SVP and Seller, whereby Seller agreed to provide, or cause to be provided, to the Company and its affiliates on and after the effective date of the Equity Purchase Agreement, after giving effect to the Closing, certain transitional services related to the transition of the Coflex Business.

The Company funded the Purchase Price with cash on hand and approximately $5.0 million of indebtedness incurred under its Credit, Security and Guarantee Agreement (Term Loan) by and among the Company, as guarantor, and its subsidiaries, as borrowers, MidCap Financial Trust, as agent, and the financial institutions party thereto (the “Term Credit Agreement”), which was amended on February 28, 2023 pursuant to an Amendment No. 3 to Credit, Security and Guarantee Agreement (Term Loan) (“Term Amendment No. 3”) to provide such funding. In addition to the Term Amendment No. 3., the Company entered into an Amendment No. 3 to Credit, Security and Guarantee Agreement (Revolving Loan) (“Revolving Amendment No. 3” and, together with the Term Amendment No. 3, the “Amendments No. 3”), which amends the Credit, Security and Guarantee Agreement (Revolving Loan), by and among the Company, as guarantor, and its subsidiaries, as borrowers, and MidCap Funding IV Trust, as agent, and the financial institutions party thereto (the “Revolving Credit Agreement”). Additionally, the Amendments No. 3 (i) re-set the date certain fees payable in connection with optional prepayments under the Term Credit Agreement and the Revolving Credit Agreement are determined to the date the amendments were executed and consequently extended such fees’ original expiration and (ii) increased the minimum amount of interest payable under the Term Credit Agreement and the Revolving Credit Agreement from 1% to 2.5%.

The foregoing descriptions of the Equity Purchase Agreement, Transition Services Agreement, Term Amendment No. 3, and Revolving Amendment No. 3 are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which are filed as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2023, the Company entered into the Term Amendment No. 3, which provided an additional $5.0 million under the Term Credit Agreement, the proceeds of which were used to fund a portion of the Purchase Price. As previously reported, the Term Credit Agreement provides for a secure term loan facility (the “Term Facility”), and loans and other obligations pursuant to the Term Facility bear interest at a per annum rate equal to the sum of the SOFR rate plus the applicable margin of 7.00%, subject to a SOFR floor of 2.50%, which was increased pursuant to the Term Amendment No. 3. The Term Facility has a maturity date of May 1, 2026 (the “Maturity Date”). Beginning in June 2023, the Company is required to make monthly principal payment of approximately $0.3 million on the Term Facility through the Maturity Date.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 1, 2023, the Company announced the execution of the Equity Purchase Agreement and the Closing described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The Company intends to file the historical financial statements required by this Item 9.01(a) as an amendment to this Current Report on Form 8-K within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

The Company intends to file the pro forma financial information required by this Item 9.01(b) as an amendment to this Current Report on Form 8-K within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Equity Purchase Agreement, dated February 28, 2023, by and among Xtant Medical Holdings, Inc, Surgalign SPV, Inc., Surgalign Spine Technologies, Inc., and Surgalign Holdings, Inc. (filed herewith)

10.1	Transition Services Agreement, dated February 28, 2023, by and among Surgalign SPV, Inc., Surgalign Spine Technologies, Inc., and Xtant Medical Holdings, Inc. (filed herewith)

10.2	Amendment No. 3 to Credit, Security and Guaranty Agreement (Term Loan), dated as of February 28, 2023, by and among Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc., and any additional borrower that hereafter becomes party thereto, Xtant Medical Holdings, Inc., and any additional guarantor that hereafter becomes party thereto, and MidCap Financial Trust, as agent, and the lenders from time to time party thereto (filed herewith)

10.3	Amendment No. 3 to Credit, Security and Guaranty Agreement (Revolving Loan), dated as of February 28, 2023, by and among Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc., and any additional borrower that hereafter becomes party thereto, Xtant Medical Holdings, Inc., and any additional guarantor that hereafter becomes party thereto, and MidCap Funding IV Trust, as agent, and the lenders from time to time party thereto (filed herewith)

99.1	Press Release dated March 1, 2023 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

	By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: March 1, 2023